 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2005

HYBRID FUEL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Georgia	333-33134	58-2267238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12409 Telecom Drive, Tampa, Florida 33637
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (813) 979-9222

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 31, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $1,200,000 in secured convertible promissory notes, and Class A common stock purchase warrants which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$600,000 of the purchase price was paid to us by the investors on the initial closing date of April 1, 2005 and $600,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the convertible notes and exercise of the warrants.

The convertible notes bear simple interest at rate equal to the “prime rate” as published in the Wall Street Journal from time to time plus 3% per annum, provided however that the interest shall not be less than 8% per annum. Interest is calculated on the basis of a 360 day year and is payable monthly, in arrears commencing on August 1, 2005. The principal amount of the convertible notes shall be amortized over a two-year period with payments commencing on August 1, 2005. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock at a conversion price of $0.55 per share. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. The convertible notes are secured by all of our assets, pursuant to the terms of a Security Agreement, dated as of March 31, 2005 between us and Barbara Mittman, who is acting as collateral agent pursuant to the terms of a collateral agent agreement dated as of March 31, 2005.

We issued an aggregate of 1,636,364 Class A common stock purchase warrants to the investors and will issue an additional 1,636,364 Class A common stock purchase warrants at the second closing. The Class A warrants are exercisable until five years from the initial closing date at an exercise price equal to the lower of $0.81 per share or 101% of the closing bid price of our common stock on the last trading day preceding the initial closing. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the convertible notes and exercise of the Class A warrants no later than 30 days after the initial closing date and cause it to be effective within 90 days after the initial closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof, thereafter of the purchase price of the notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

The above descriptions of the convertible note, the Class A common stock purchase warrants, the Subscription Agreement and the Security Agreement are not complete and are qualified in their entirety by the full text of such documents which are attached as exhibits to this Report and are incorporated herein by reference.

On April 5, 2005, we issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 5, 2005, we issued a press release announcing that we have filed our Annual Report on 10-KSB for the fiscal year ended December 31, 2004 and the financial results for such fiscal year end. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

4.1	Subscription Agreement, dated March 31, 2005, by and among Hybrid Fuel Systems, Inc. and the investors named on the signature pages thereto.

4.2	Form of Convertible Note of Hybrid Fuel Systems, Inc. issued to the investors named on the signature pages thereto

4.3	Form of Class A Common Stock Purchase Warrant of Hybrid Fuel Systems, Inc. issued to the investors named on the signature pages thereto

4.4	Form of Security Agreement by and between Hybrid Fuel Systems, Inc. and Barbara Mittman as collateral agent.

4.5	Form of Collateral Agent Agreement among Barbara R. Mittman, as collateral agent, and the Lenders as defined therein.

99.1	Press Release of Hybrid Fuel Systems, Inc. dated as of April 5, 2005.

99.2	Press Release of Hybrid Fuel Systems, Inc. dated as of April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYBRID FUEL SYSTEMS, INC.

Date: April 5, 2005	By:	/s/ Mark Clancy
Mark Clancy
Chief Executive Officer